Filed Pursuant to Rule 433
Registration No. 333-228913

Pricing Term Sheet – 0.508% Senior Notes due 2024

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$500,000,000 aggregate principal amount of 0.508% senior notes due 2024 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	January 4, 2021

Settlement Date:	January 12, 2021

Maturity Date:	January 12, 2024

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated January 4, 2021 (the “Preliminary Prospectus Supplement”)

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 12 and July 12 of each year beginning on July 12, 2021. Such semiannual interest will amount to U.S.$2.54 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+35 bps

Coupon:	0.508%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans to finance, in whole or in part, existing and future qualifying environmentally-related projects (“Eligible Green Projects”) as defined by the internal investment criteria specified in the Preliminary Prospectus Supplement

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CC2

ISIN:	US86562MCC29

Common Code:	227714115

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners*:	SMBC Nikko Securities America, Inc. BofA Securities, Inc. Crédit Agricole Corporate and Investment Bank

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

* One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, BofA Securities, Inc. collect at 1-800-294-1322, Crédit Agricole Corporate and Investment Bank at 1-212-261-7713 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or U.K. See “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated January 4, 2021.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction in Canada where such offer or solicitation or advertisement would be unlawful. The Notes will be offered only to purchasers purchasing, or deemed to be purchasing, as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – 0.948% Senior Notes due 2026

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$1,000,000,000 aggregate principal amount of 0.948% senior notes due 2026 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	January 4, 2021

Settlement Date:	January 12, 2021

Maturity Date:	January 12, 2026

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated January 4, 2021

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 12 and July 12 of each year beginning on July 12, 2021. Such semiannual interest will amount to U.S.$4.74 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+60 bps

Coupon:	0.948%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CD0

ISIN:	US86562MCD02

Common Code:	227714263

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners:	SMBC Nikko Securities America, Inc. Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers*:

Barclays Capital Inc.

BofA Securities, Inc.

Nomura Securities International, Inc.

BNY Mellon Capital Markets, LLC

Daiwa Capital Markets America Inc.

HSBC Securities (USA) Inc.

Industrial and Commercial Bank of China (Asia) Limited

RBC Capital Markets, LLC

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

* One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, Goldman Sachs & Co. LLC at 1-212-902-1171 (Prospectus Department), Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or U.K. See “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated January 4, 2021.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction in Canada where such offer or solicitation or advertisement would be unlawful. The Notes will be offered only to purchasers purchasing, or deemed to be purchasing, as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – 1.710% Senior Notes due 2031

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$500,000,000 aggregate principal amount of 1.710% senior notes due 2031 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	January 4, 2021

Settlement Date:	January 12, 2021

Maturity Date:	January 12, 2031

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated January 4, 2021

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 12 and July 12 of each year beginning on July 12, 2021. Such semiannual interest will amount to U.S.$8.55 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+80 bps

Coupon:	1.710%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CE8

ISIN:	US86562MCE84

Common Code:	227714310

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners:	SMBC Nikko Securities America, Inc. Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers*:

Barclays Capital Inc.

BofA Securities, Inc.

Nomura Securities International, Inc.

BNY Mellon Capital Markets, LLC

Daiwa Capital Markets America Inc.

HSBC Securities (USA) Inc.

Industrial and Commercial Bank of China (Asia) Limited

RBC Capital Markets, LLC

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

* One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, Goldman Sachs & Co. LLC at 1-212-902-1171 (Prospectus Department), Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or U.K. See “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated January 4, 2021.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction in Canada where such offer or solicitation or advertisement would be unlawful. The Notes will be offered only to purchasers purchasing, or deemed to be purchasing, as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Pricing Term Sheet – 2.296% Senior Notes due 2041

Issuer:	Sumitomo Mitsui Financial Group, Inc. (“SMFG”)

Securities Offered:	U.S.$500,000,000 aggregate principal amount of 2.296% senior notes due 2041 (the “Notes”)

Offer and Sale:	SEC registered

Expected Security Ratings:	A1 (Moody’s) / A- (S&P)

Denomination:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Offering Price:	100.000%

Pricing Date:	January 4, 2021

Settlement Date:	January 12, 2021

Maturity Date:	January 12, 2041

Redemption:	The Notes will only be redeemable at SMFG’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law, as set forth in the preliminary prospectus supplement dated January 4, 2021

Ranking of the Notes:	The Notes will constitute direct, unconditional, unsecured and unsubordinated general obligations of SMFG and will at all times rank pari passu without any preference among themselves and with all other unsecured obligations of SMFG, other than subordinated obligations of SMFG and except for statutorily preferred obligations

Coupon Payment Dates:	Payable semiannually in arrears on January 12 and July 12 of each year beginning on July 12, 2021. Such semiannual interest will amount to U.S.$11.48 per U.S.$1,000 in nominal amount of the Notes for each interest payment date

Spread to Benchmark:	T+85 bps

Coupon:	2.296%

Day Count Basis:	30/360, unadjusted

Business Day:	New York, London and Tokyo

Use of Proceeds:	SMFG intends to use the net proceeds of the offering to extend unsecured loans, intended to qualify as internal TLAC, to Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC intends to use the proceeds of the loans for general corporate purposes

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Settlement:	DTC, Euroclear and Clearstream

CUSIP:	86562M CF5

ISIN:	US86562MCF59

Common Code:	227714344

Legal Entity Identifier:	35380028MYWPB6AUO129

Joint Lead Managers and Joint Bookrunners:	SMBC Nikko Securities America, Inc. Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers*:

Barclays Capital Inc.

BofA Securities, Inc.

Nomura Securities International, Inc.

BNY Mellon Capital Markets, LLC

Daiwa Capital Markets America Inc.

HSBC Securities (USA) Inc.

Industrial and Commercial Bank of China (Asia) Limited

RBC Capital Markets, LLC

Stabilization Manager:	SMBC Nikko Securities America, Inc.

Trustee, Paying Agent, Transfer Agent and Registrar:	The Bank of New York Mellon

* One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856, Goldman Sachs & Co. LLC at 1-212-902-1171 (Prospectus Department), Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or by calling SMFG’s investor relations department at 81-3-3282-8111.

No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or U.K. See “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the preliminary prospectus supplement dated January 4, 2021.

This communication is intended for the sole use of the person to whom it is provided by us.

This notice does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any jurisdiction in Canada where such offer or solicitation or advertisement would be unlawful. The Notes will be offered only to purchasers purchasing, or deemed to be purchasing, as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario) and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.